                                                                    EXHIBIT 99.1


                                    CONTACT:  RIA CARLSON
                                              VP, CORPORATE COMMUNICATIONS
                                                AND INVESTOR RELATIONS
                                              (323) 932-4096

FOR IMMEDIATE RELEASE

                  EQUITY MARKETING REPORTS RECORD THIRD QUARTER
                              REVENUES AND EARNINGS

        LOS ANGELES, CA, OCTOBER 21, 1999 --- Equity Marketing, Inc. announced today financial results for the third quarter ended September 30, 1999.

        Revenues were $53.3 million, higher than any third quarter in the company's history and a 78 percent increase over the $30 million in revenues posted by the company in the comparable quarter last year.

        Net income for the quarter was $2.8 million, or $0.42 per diluted share, including a restructuring gain of $240,000, or $0.02 per diluted share, related to a partial reversal of year-end 1998 restructuring reserves. The reversal reflects a change in the estimate for projected royalty minimum guarantee shortfalls for licenses the company decided to exit, a result of negotiated settlements with certain licensors. Excluding the gain, net income was $2.6 million or $0.40 per diluted share, also a third-quarter company record, compared to $0.04 per diluted share or $253,000 (excluding charges for business process reengineering) in the third quarter of 1998. Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding the 1998 business process reengineering charge and 1999 restructuring gain, was $5.2 million, a 303 percent increase over EBITDA of $1.3 million in the third quarter last year.

        For the first nine months of 1999, revenues were a record $136.8 million, representing a 62 percent increase over the $84.4 million generated in the first nine months of 1998. Nine-month net income, excluding restructuring gains, was $5.0 million or $0.78 per diluted share in 1999, compared to $2.4 million or $0.39 per diluted share in 1998 (excluding charges). Including gains, net income for the 1999 nine-month period was $5.4 million or $0.84 per diluted share. EBITDA for the nine-month period, excluding restructuring gains, was $11.0 million in 1999 versus $5.5 million in 1998.

        "Revenues from promotions, both for the third quarter and nine-month period, have more than doubled compared to last year," said Don Kurz, Chairman and Chief Executive Officer. "This was led by strong growth from our largest client, Burger King, as well as good contributions from our growing roster of marketing services clients, including CVS/pharmacy, Speedway SuperAmerica and Sunoco. In our consumer products business, Scooby-Doo has


                                    - more -


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Equity Marketing, Inc.
Third Quarter 1999 Financial Results
Page 2


performed better than anticipated all three quarters of this year and appears to have good staying power. Moreover, our efforts toward managing expenses have contributed to improved bottom-line performance."

        As a result of the company's planned shift in revenue mix, third quarter 1999 gross profit margin was 26.3 percent compared to 28.8 percent in 1998. The company announced earlier this year that it would narrow its emphasis on consumer products and concentrate on marketing services and promotions, a business that carries a lower gross margin but more attractive operating margins and risk/return characteristics. The gross margin improved, however, over the
23.2 percent posted in the second quarter 1999. Revenues from promotions represent 89 percent of total revenues for the third quarter and 90 percent for the nine-month period in 1999, compared to 61 and 69 percent, respectively, for 1998.

        Additionally, the number of weighted average shares outstanding increased to 6.5 million for the third quarter 1999, compared to 6.1 million one year ago.

        "These results further demonstrate the fundamental strength of our new business model," continued Mr. Kurz. "While we still have work ahead of us, we are on track toward fulfilling our long-term vision of being one of the leading companies in the $80 billion marketing services business, complemented by a focused consumer products division. We are well positioned to become a full-service provider of marketing services, as we continue to focus on long-term relationships with our clients."

        Equity Marketing, Inc. is a leading marketing services company, providing a wide range of custom promotional programs that build sales and brand awareness for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, The Coca-Cola Company, Exxon Company USA, Sunoco, Inc., CVS/pharmacy and others. The company is also a developer and marketer of distinctive, branded consumer products that complement its core promotions business and are based on trademarks it owns or classic licensed properties. The company's products are sold primarily through specialty and mass-market retailers. More information about Equity Marketing is available on the company's web site at www.equity-marketing.com.

                                      # # #

Certain expectations and projections regarding the future performance of Equity Marketing, Inc. discussed in this news release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company's operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 1999 and thereafter to differ significantly from those expressed in forward-looking statements: the Company's dependence on a single customer; the significant quarter-to-quarter variability in the Company's revenues and net income; the Company's dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company's dependence on foreign manufacturers; the Company's need for additional working capital; and the potential negative impact of future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company. While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for or superior to, operating income, net earnings, cash flow and other measures of financial performance prepared in accordance with generally accepted accounting principles.

                                 (tables follow)

Equity Marketing, Inc.
Third Quarter 1999 Financial Results
Page 3


EQUITY MARKETING, INC.

Condensed Consolidated Statements of Income
(In thousands, except share and per share data)


                                                      THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                         SEPTEMBER 30,                           SEPTEMBER 30,
                                                          (UNAUDITED)                             (UNAUDITED)
                                                    1999                1998                1999                1998
                                                -----------         -----------         -----------         -----------
Revenues                                        $    53,334         $    29,987         $   136,802         $    84,376
Cost of sales                                        39,295              21,339             102,832              59,636
                                                -----------         -----------         -----------         -----------
    Gross profit                                     14,039               8,648              33,970              24,740
Operating expenses:
  Selling, general and administrative                 9,508               7,920              25,069              20,694
  Business process reengineering                        -                 1,549                 -                 1,549
  Restructuring gain                                   (240)                -                  (641)                -
                                                -----------         -----------         -----------         -----------
    Total operating expenses                          9,268               9,469              24,428              22,243
    Income (loss) from operations                     4,771                (821)              9,542               2,497
Other expense                                          (151)               (317)               (590)                (90)
                                                -----------         -----------         -----------         -----------
    Income before provision for income taxes          4,620              (1,138)              8,952               2,407

Provision (benefit) for income taxes                  1,848                (438)              3,581                 926
                                                -----------         -----------         -----------         -----------
    Net income (loss)                           $     2,772         $      (700)        $     5,371         $     1,481
                                                ===========         ===========         ===========         ===========

Basic income (loss) per share

     Earnings (loss) per share                  $      0.44         $     (0.12)        $      0.86         $      0.25
                                                ===========         ===========         ===========         ===========
     Weighted average shares outstanding          6,230,906           6,085,585           6,221,374           6,043,585
                                                ===========         ===========         ===========         ===========

Diluted income (loss) per share

     Earnings (loss) per share                  $      0.42         $     (0.12)        $      0.84         $      0.24
                                                ===========         ===========         ===========         ===========
     Weighted average shares outstanding          6,533,737           6,085,585           6,387,617           6,238,634
                                                ===========         ===========         ===========         ===========

Equity Marketing, Inc.
Third Quarter 1999 Financial Results
Page 4


EQUITY MARKETING, INC.
Condensed Consolidated Balance Sheets
(In thousands)


ASSETS                                   SEPTEMBER 30,
                                             1999           DECEMBER 31,
                                          (UNAUDITED)           1998
                                         ------------       ------------
Cash and short-term investments          $        897       $      7,250
Accounts receivable, net                       31,093             57,071
Inventory                                       9,698             13,117
Prepaids and other current assets               6,521              7,915
                                         ------------       ------------
   CURRENT ASSETS                              48,209             85,353
Fixed assets, net                               5,234              5,892
Intangible assets, net                         22,117             23,442
Other assets                                    1,510                793
                                         ------------       ------------
   TOTAL ASSETS                          $     77,070       $    115,480
                                         ============       ============


LIABILITIES AND                          SEPTEMBER 30,      DECEMBER 31,
STOCKHOLDERS' EQUITY                         1999               1998
                                         ------------       ------------
Short-term debt                          $      1,000       $     30,000
Accounts payable                               14,860             28,432
Accrued liabilities                            21,133             22,653
                                         ------------       ------------
   CURRENT LIABILITIES                         36,993             81,085
Long-term liabilities                           2,014              1,988
                                         ------------       ------------
   TOTAL LIABILITIES                           39,007             83,073
Stockholders' equity                           38,063             32,407
                                         ------------       ------------
   TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                  $     77,070       $    115,480
                                         ============       ============